EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

LOS ANGELES, Feb. 14, 2023 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2022.

"BlackLine reported solid financial results this quarter, as we continued to deliver against our goal of driving profitable growth," said Marc Huffman, CEO of BlackLine. "Further, we recently announced innovative new solutions and expanded programs to support our customers as they continue on their digital transformation journeys. As we look ahead, we remain confident in our long-term strategy, market leadership and competitive positioning."

Fourth Quarter 2022 Financial Highlights

  Total GAAP revenues of $140.0 million, an increase of 21% compared to the fourth quarter of 2021.
  GAAP net income attributable to BlackLine of $11.3 million, or $0.18 per diluted share.
  Non-GAAP net income attributable to BlackLine of $25.5 million, or $0.35 per diluted share.
  Operating cash flow of $25.8 million, an increase of 16% compared to the fourth quarter of 2021.
  Free cash flow of $20.3 million, an increase of 32% compared to the fourth quarter of 2021.

Full Year 2022 Financial Highlights

  Total GAAP revenues of $522.9 million, an increase of 23% from 2021.
  GAAP net loss attributable to BlackLine of $29.4 million, or $0.49 per basic and diluted share.
  Non-GAAP net income attributable to BlackLine of $46.2 million, or $0.64 per diluted share.
  Operating cash flow of $56.0 million, a decrease of 30% from 2021.
  Free cash flow of $25.7 million, a decrease of 54% from 2021.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 128 net new customers in the fourth quarter for a total of 4,188 customers at December 31, 2022.
  Expanded the company’s user base to 366,522 at December 31, 2022.
  Achieved a dollar-based net revenue retention rate of 107% at December 31, 2022.
  Hosted BlackLine's 15th annual customer conference, BeyondTheBlack, unveiling new innovation including: Financial Reporting Analytics, BlackLine Accounting Studio, and a Microsoft Dynamics 365 connector, while expanding BlackLine's Modern Accounting Playbook to Cash Application.
  Named to the first annual TrustRadius Best Software list.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2023

  Total GAAP revenue is expected to be in the range of $137 million to $139 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $11 million to $13 million, or $0.15 to $0.17 per share on 74.6 million diluted weighted average shares outstanding.

Full Year 2023

  Total GAAP revenue is expected to be in the range of $586 million to $596 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $66 million to $70 million, or $0.89 to $0.94 per share on 74.4 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, transaction-related costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and the loss on extinguishment of convertible senior notes. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter and full year 2022 results at 2:00 p.m. Pacific time on Tuesday, February 14, 2023. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 4,100 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. BlackLine is a global company with operations in major business centers around the world including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2023, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 4, 2022. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 14, 2023 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology, transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses) and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of intangible assets, stock-based compensation, transaction-related costs and impairment of cloud computing implementation costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, legal settlement costs and impairment of cloud computing implementation costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, impairment of cloud computing implementation costs and restructuring costs. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (loss) attributable to BlackLine and Diluted Non-GAAP Net Income (loss) attributable to BlackLine, Inc. per share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertible notes, the change in the fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs, restructuring costs, adjustment to the value of the redeemable non-controlling interest to the redemption amount, and loss on extinguishment of convertible senior notes. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 14, 2023 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of December 31, 2022.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$200,968	$539,739
Marketable securities	874,083	658,964
Accounts receivable, net of allowances for credit losses	150,858	125,130
Prepaid expenses and other current assets	23,658	23,855
Total current assets	1,249,567	1,347,688
Capitalized software development costs, net	32,070	23,547
Property and equipment, net	19,811	16,321
Intangible assets, net	90,864	36,195
Goodwill	443,861	289,710
Operating lease right-of-use assets	14,708	16,264
Other assets	92,775	87,853
Total assets	$1,943,656	$1,817,578
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,964	$7,471
Accrued expenses and other current liabilities	58,600	50,930
Deferred revenue, current	279,325	242,429
Finance lease liabilities, current	989	373
Operating lease liabilities, current	5,943	4,936
Contingent consideration, current	8,000	16,438
Total current liabilities	367,821	322,577
Finance lease liabilities, noncurrent	785	824
Operating lease liabilities, noncurrent	9,292	13,248
Convertible senior notes, net	1,384,306	1,114,239
Contingent consideration, noncurrent	33,549	4,294
Deferred tax liabilities, net	5,568	8,175
Deferred revenue, noncurrent	343	362
Other long-term liabilities	6,229	124
Total liabilities	1,807,893	1,463,843
Commitments and contingencies
Redeemable non-controlling interest	23,895	28,699
Stockholders' equity:
Common stock	600	590
Additional paid-in capital	385,709	625,883
Accumulated other comprehensive income (loss)	(1,472)	298
Accumulated deficit	(272,969)	(301,735)
Total stockholders' equity	111,868	325,036
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,943,656	$1,817,578

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues
Subscription and support	$130,898	$108,884	$491,187	$398,633
Professional services	9,059	6,442	31,751	27,073
Total revenues	139,957	115,326	522,938	425,706
Cost of revenues
Subscription and support	26,637	21,439	102,132	71,979
Professional services	6,726	6,533	27,253	25,892
Total cost of revenues	33,363	27,972	129,385	97,871
Gross profit	106,594	87,354	393,553	327,835
Operating expenses
Sales and marketing	66,295	56,210	256,862	202,620
Research and development	28,022	20,711	108,893	77,322
General and administrative	5,158	26,621	80,155	86,507
Restructuring costs	3,841	—	3,841	—
Total operating expenses	103,316	103,542	449,751	366,449
Income (loss) from operations	3,278	(16,188)	(56,198)	(38,614)
Other income (expense)
Interest income	8,017	288	14,637	700
Interest expense	(1,464)	(16,363)	(5,850)	(62,945)
Other income (expense), net	6,553	(16,075)	8,787	(62,245)
Income (loss) before income taxes	9,831	(32,263)	(47,411)	(100,859)
Provision for (benefit from) income taxes	(668)	213	(13,520)	135
Net income (loss)	10,499	(32,476)	(33,891)	(100,994)
Net income (loss) attributable to redeemable non-controlling interest	99	(177)	(369)	(910)
Adjustment attributable to redeemable non-controlling interest	(904)	4,711	(4,131)	15,077
Net income (loss) attributable to BlackLine, Inc.	$11,304	$(37,010)	$(29,391)	$(115,161)
Basic net income (loss) per share attributable to BlackLine, Inc.	$0.19	$(0.63)	$(0.49)	$(1.97)
Shares used to calculate basic net income (loss) per share	59,888	58,810	59,539	58,351
Diluted net income (loss) per share attributable to BlackLine, Inc.	$0.18	$(0.63)	$(0.49)	$(1.97)
Shares used to calculate diluted net income (loss) per share[1]	71,283	58,810	59,539	58,351

1Upon adoption of ASU 2020-06 on January 1, 2022, the Company prospectively utilized the if-converted method to calculate the impact of convertible instruments on diluted earnings per share. Under this accounting standard, the EPS calculation adds back the convertible loan interest expense to net income in the numerator and adds back 10.3 million shares underlying our convertible notes to the diluted shares in the denominator, unless the result would be antidilutive. In accordance with the adoption of ASU 2020-06 and using the modified retrospective method, prior period amounts have not been adjusted.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss) attributable to BlackLine, Inc.	$11,304	$(37,010)	$(29,391)	$(115,161)
Net income (loss) and adjustment attributable to redeemable non-controlling interest	(805)	4,534	(4,500)	14,167
Net income (loss)	10,499	(32,476)	(33,891)	(100,994)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,830	6,953	42,816	27,128
Change in fair value of contingent consideration	(21,017)	668	(35,130)	(2,758)
Amortization of debt discount and issuance costs	1,392	16,266	5,511	55,538
Loss on extinguishment of convertible notes	—	—	—	7,012
Stock-based compensation	18,474	17,081	75,884	65,870
Noncash lease expense	1,407	1,126	5,593	4,513
(Accretion) amortization of purchase discounts on marketable securities, net	(5,548)	164	(8,874)	6
Net foreign currency (gains) losses	(7)	(366)	(1,470)	112
Deferred income taxes	291	(857)	(14,404)	(817)
Provision for (benefit from) credit losses	30	(45)	115	(100)
Impairment of cloud computing implementation costs	5,330	—	5,330	—
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(41,354)	(19,691)	(23,033)	(14,255)
Prepaid expenses and other current assets	(1,180)	(5,602)	1,059	(3,956)
Other assets	(3,757)	(8,896)	(10,112)	(22,505)
Accounts payable	8,947	4,982	4,376	3,997
Accrued expenses and other current liabilities	6,505	11,211	5,893	14,876
Deferred revenue	34,098	32,907	36,646	51,579
Operating lease liabilities	(1,620)	(1,299)	(6,949)	(5,153)
Lease incentive receipts	159	—	812	—
Other long-term liabilities	1,275	—	5,841	—
Net cash provided by operating activities	25,754	22,126	56,013	80,093
Cash flows from investing activities
Purchases of marketable securities	(428,137)	(72,977)	(1,599,945)	(1,180,885)
Proceeds from maturities of marketable securities	416,500	213,000	1,392,250	697,209
Capitalized software development costs	(4,256)	(3,296)	(19,208)	(14,536)
Purchases of property and equipment	(1,232)	(3,532)	(10,974)	(8,729)
Acquisition, net of cash acquired	—	—	(157,738)	—
Net cash provided by (used in) investing activities	(17,125)	133,195	(395,615)	(506,941)
Cash flows from financing activities
Investment from redeemable non-controlling interest	—	2,171	—	2,171
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	1,128,794
Partial repurchase of convertible senior notes	—	—	—	(432,230)
Purchase of capped calls related to convertible senior notes	—	—	—	(102,350)
Principal payments under finance lease obligations	(239)	(37)	(619)	(37)
Proceeds from exercises of stock options	1,018	3,749	4,687	11,428
Proceeds from employee stock purchase plan	2,530	3,823	6,996	9,020
Acquisition of common stock for tax withholding obligations	(1,678)	(4,358)	(9,544)	(17,007)
Financed purchases of property and equipment	—	—	(84)	(549)
Net cash provided by financing activities	1,631	5,348	1,436	599,240
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	215	(113)	(618)	(314)
Net increase (decrease) in cash, cash equivalents, and restricted cash	10,475	160,556	(338,784)	172,078
Cash, cash equivalents, and restricted cash, beginning of period	190,732	379,435	539,991	367,913
Cash, cash equivalents, and restricted cash, end of period	$201,207	$539,991	$201,207	$539,991

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$200,968	$539,739	$200,968	$539,739
Restricted cash included within other assets at end of period	239	252	239	252
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$201,207	$539,991	$201,207	$539,991

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Non-GAAP Gross Profit:
Gross profit	$106,594	$87,354	$393,553	$327,835
Amortization of acquired developed technology	3,010	675	11,315	2,685
Stock-based compensation	2,286	2,220	8,595	8,410
Transaction-related costs	357	—	1,355	—
Total non-GAAP gross profit	$112,247	$90,249	$414,818	$338,930
Gross margin	76.2%	75.7%	75.3%	77.0%
Non-GAAP gross margin	80.2%	78.3%	79.3%	79.6%

Non-GAAP Operating Income:
Operating income (loss)	$3,278	$(16,188)	$(56,198)	$(38,614)
Amortization of intangible assets	5,181	2,049	19,731	10,479
Stock-based compensation	18,474	17,081	75,884	65,870
Change in fair value of contingent consideration	(21,017)	668	(35,130)	(2,758)
Transaction-related costs	2,850	1,586	16,831	1,586
Legal settlement costs	—	—	1,709	—
Impairment of cloud computing implementation costs	5,330	—	5,330	—
Restructuring costs	3,841	—	3,841	—
Total non-GAAP operating income	$17,937	$5,196	$31,998	$36,563

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income (loss) attributable to BlackLine, Inc.	$11,304	$(37,010)	$(29,391)	$(115,161)
Benefit from income taxes related to acquisitions	(942)	(552)	(13,634)	(961)
Amortization of intangible assets	5,181	2,049	19,731	10,479
Stock-based compensation	18,417	17,028	75,576	65,723
Amortization of debt discount and issuance costs	1,392	16,266	5,511	55,538
Change in fair value of contingent consideration	(21,017)	668	(35,130)	(2,758)
Transaction-related costs	2,850	1,586	16,831	1,586
Legal settlement costs	—	—	1,709	—
Impairment of cloud computing implementation costs	5,330	—	5,330	—
Restructuring costs	3,841	—	3,841	—
Adjustment to redeemable non-controlling interest	(904)	4,711	(4,131)	15,077
Loss on extinguishment of convertible senior notes	—	—	—	7,012
Total non-GAAP net income attributable to BlackLine, Inc.	$25,452	$4,746	$46,243	$36,535
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.42	$0.08	$0.78	$0.63
Shares used to calculate basic non-GAAP net income per share	59,888	58,810	59,539	58,351
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.35	$0.08	$0.64	$0.58
Shares used to calculate diluted non-GAAP net income per share	73,277	62,472	72,974	62,473

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$66,295	$56,210	$256,862	$202,620
Amortization of intangible assets	(1,693)	(897)	(6,505)	(5,883)
Stock-based compensation	(5,691)	(5,884)	(26,310)	(22,756)
Transaction-related costs	(240)	—	(2,399)	—
Impairment of cloud computing implementation costs	(3,361)	—	(3,361)	—
Total non-GAAP sales and marketing expense	$55,310	$49,429	$218,287	$173,981

Non-GAAP Research and Development Expense:
Research and development expense	$28,022	$20,711	$108,893	$77,322
Stock-based compensation	(3,828)	(2,846)	(14,382)	(11,110)
Transaction-related costs	(2,079)	—	(7,797)	—
Total non-GAAP research and development expense	$22,115	$17,865	$86,714	$66,212

Non-GAAP General and Administrative Expense:
General and administrative expense	$5,158	$26,621	$80,155	$86,507
Amortization of intangible assets	(478)	(477)	(1,911)	(1,911)
Stock-based compensation	(6,669)	(6,131)	(26,597)	(23,594)
Change in fair value of contingent consideration	21,017	(668)	35,130	2,758
Transaction-related costs	(174)	(1,586)	(5,280)	(1,586)
Legal settlement costs	—	—	(1,709)	—
Impairment of cloud computing implementation costs	(1,969)	—	(1,969)	—
Total non-GAAP general and administrative expense	$16,885	$17,759	$77,819	$62,174

Total Non-GAAP Operating Expenses	$94,310	$85,053	$382,820	$302,367

Free Cash Flow
Net cash provided by operating activities	$25,754	$22,126	$56,013	$80,093
Capitalized software development costs	(4,256)	(3,296)	(19,208)	(14,536)
Purchases of property and equipment	(1,232)	(3,532)	(10,974)	(8,729)
Financed purchases of property and equipment	—	—	(84)	(549)
Free cash flow	$20,266	$15,298	$25,747	$56,279